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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-82416 and 333-08365) both pertaining to the 1989 Stock Option Plan of ClinTrials Research Inc., of our report dated February 1, 1999, with respect to the consolidated financial statements and the schedule of ClinTrials Research Inc. included in the Annual Report (Form 10-K)for the year ended December 31, 1998.

                                               /s/ ERNST & YOUNG LLP

Nashville, Tennessee
February 19, 1999